Exhibit 10.1

Nabriva Therapeutics AG

Stock Option Plan 2007

I.	Introduction	2

II.	Structure of the Stock Option Plan	2

A.	Options	2

1.	Vesting	3

2.	Exercise Price	4

3.	Exercising vested options	5

4.	Rights and restrictions attached to vested options	6

B.	Termination of Employment or Board Position	6

1.	Good Leaver Events	6

2.	Bad Leaver Events	7

3.	Exercised options	8

4.	Accelerated Vesting	8

C.	Duration, Expiry, Amendments to and Termination of the Stock Option Plan	8

1.	Duration and Expiry	8

2.	Termination	9

D.	Future participants	9

E.	Risks	9

F.	Miscellaneous	10

1.	Stock Adjustments	10

2.	No business practice (“Betriebliche Übung”)	11

3.	Taxes, duties and social contributions	11

4.	Notices	12

5.	Saving provisions	12

6.	English Version	12

7.	Governing law and jurisdiction	12

I. INTRODUCTION

On 12 September 2007 the Managing Board and the Supervisory Board of Nabriva Therapeutics Forschungs AG (“Nabriva” or the “Company”) resolved to implement a stock option plan for all employees ( for the avoidance of doubt including members of the Managing Board) being employed with the Company for an indefinite period of time at 28 September 2007 and selected members of the Supervisory Board of the Company and further participants (the “Beneficiaries”, see below Annex ./2) subject to the provisions as set forth herein (the “Stock Option Plan” or “SOP”).

When the conditions of the Stock Option Plan are met, options will be granted to the Beneficiaries. These options will grant the Beneficiaries the right to acquire Shares in Nabriva or otherwise settle the options under the conditions set forth herein. Nabriva believes that this Stock Option Plan enhances the commitment of the Beneficiaries to contribute to Nabriva’s success by allowing them to participate in the increase in the value of the Company.

The potential Beneficiaries have been personally informed about the Stock Option Plan. The provisions set forth herein regulate the Stock Option Plan in its entirety. If any of the information communicated to the potential participants of the SOP diverges from this SOP, the provisions of this SOP shall prevail.

Options pursuant to this SOP are neither granted as remuneration nor as bonus in exchange for the performance of Beneficiaries during a specific period. Rather, the participation in this SOP and the vesting of options pursuant to this SOP constitute a voluntary benefit of the Company. Following the nature of voluntary benefits these are solely granted to foster the motivation and solidarity of all Beneficiaries.

II. STRUCTURE OF THE STOCK OPTION PLAN

A.	Options

The aggregate and overall number of options eligible to be granted and vested to all Beneficiaries under the Stock Option Plan shall not exceed 29,889 (the “Overall Number of Options”). The number of options eligible to be granted per Beneficiary is set out in Annex ./2 hereto. Notwithstanding the date and duration of their participation herein and without prejudice to the provisions of this Stock Option Plan, Beneficiaries shall not be entitled to (further) options under this Stock Option Plan once the Overall Number of Options are granted.

1.	Vesting

The period in which granted options are vested in accordance with the SOP (“Vesting Period”) shall be four years. The Vesting Period shall commence on the date of participation of the Beneficiaries in this SOP (“Date of Participation”) as set out in Annex ./3 hereto, but in any event not before 28 September 2007. The total number of granted options eligible to be vested per Beneficiary is set out in Annex ./2 hereto.

(i)	Year 1

On the last day of the last calendar month of the first year of the Vesting Period following the Date of Participation, 25 % of the options eligible to be vested per Beneficiary shall be vested automatically with that Beneficiary.

(ii)	Year 2

On the last day of the last calendar month of the second year of the Vesting Period following the Date of Participation, 25 % of the options eligible to be vested per Beneficiary shall be vested automatically with that Beneficiary.

(iii)	Year 3 and Year 4

During the third and fourth year of the Vesting Period following the Date of Participation, the remaining 50 % of the options eligible to be vested per Beneficiary shall be vested with that Beneficiary on a monthly pro rata basis (i.e. 2.083 % per month). Options eligible to be vested for any given month in years three and four of the Vesting Period will be vested automatically on the last day of each calendar month.

Notwithstanding the above, regarding all Beneficiaries that have worked for the Company prior to their Date of Participation in the SOP, (i) 25 % of the options eligible to be vested per Beneficiary shall be vested automatically on the last day of the month marking the (first) anniversary of their employment with the Company following their Date of Participation and (ii) 25 % of the options eligible to be vested per Beneficiary shall be vested automatically on the last day of the month marking the following next anniversary of their employment with the Company. The remaining 50 % of the options shall be vested with that Beneficiary on a monthly pro rata basis (i.e. 2.083 % per month) as set forth in (iii) above.

Certain Beneficiaries that have worked for the Company for a minimum period of at least one year prior to their Date of Participation in the SOP (the “Qualified Beneficiaries”) shall be vested 25 % of the options eligible to be vested per Beneficiary under the SOP as set forth in Annex ./2 and ./3 immediately on the Date of Participation of the Qualified Beneficiaries. 25 % of the options eligible to be vested shall be vested on the last day of the month marking the anniversary of their employment with the Company following their Date of Participation, whereas anniversary of their employment with the Company always means February 1 if the Qualified Beneficiary started working for the Company before 1 February 2006. The remaining 50 % of the options shall be vested with that Beneficiary on a monthly pro rata basis (i.e. 2.083 % per month) as set forth in (iii) above.

The Company believes this will further enhance the Qualified Beneficiaries’ motivation and solidarity with Nabriva.

Options shall be vested to Beneficiaries taking maternity leave (“Maternity Leave Employees”) in accordance with this Clause II.A.1, provided that (i) options shall not be vested during the time the Maternity Leave Employee is on maternity leave and (ii) options shall only be vested when the Maternity Leave Employee has worked for Nabriva for a continuous period (such period calculated from the first day the Maternity Leave Employee resumes work after maternity leave) of at least (x) 12 months or (y) 1 month if the Maternity Leave Employee is participating in the third or fourth year of the Vesting Period pursuant to item (iii) in this Clause.

For the avoidance of doubt, options vested prior to the Maternity Leave Employee having taken maternity leave shall not be forfeited.

2.	Exercise Price

The exercise price shall be determined by an Austrian Independent Certified Public Accountant (Wirtschaftsprüfer) appointed by the Company (“Expert Evaluator”) based on the fair market value of the Shares initially as of 31 July 2007, and thereafter as of 31 December of each financial year of the Company (“Exercise Price Date”) pursuant to the Gross Procedure of the Discounted Cash Flow Method based on the rules and guidelines of the Chamber of Public Accountants on the Company value (KFS BW1 - Fachgutachten des Fachsenats für Betriebswirtschaft und Organisation des Instituts für Betriebswirtschaft, Steuerrecht und Organisation der Kammer der Wirtschaftstreuhänder über die Unternehmensbewertung) (“Exercise Price”).

Subject to the provisions set forth herein, each vested option entitles a Beneficiary to acquire one Share at the Exercise Price. The Exercise Price so determined for the most recent Exercise Price Date prior to the participation of the employee shall apply to all vested options exercised by a Beneficiary under this SOP.

The Company shall pay for any costs arising in connection with the determination of the Exercise Price.

3.	Exercising vested options

The exercise of a vested option is only permissible in case of a Liquidation Event or a Qualified Public Offering. The Beneficiaries are entitled to exercise the vested options from 28 September 2007 until 27 September 2017 (“Exercise Period”). Save for the case of a Liquidation Event the Beneficiaries are entitled to exercise vested options exclusively within a period commencing the day after the Company’s annual general meeting and ending six weeks after that day.

In order to exercise a vested option, the Beneficiary must notify the Company by submitting an exercise notice to the Company in the form of Annex ./4 (“Exercise Notice”) one week prior to the date he wishes to exercise the option as specified in the Exercise Notice.

In case of a Qualified Public Offering, the transfer of the shares to the Beneficiaries due to the exercise of options under this SOP is effected only upon completion of the Qualified Public Offering.

In case of a Liquidation Event, the Beneficiaries will – following their exercise of options – only receive a portion of the remainder, if any, of the proceeds from such Liquidation Event after satisfaction of the holders of certain preferred shares pursuant to liquidation preference agreements as in force at the date of exercise of options, whereas the Beneficiaries will participate in such remainder, if any, pro rata corresponding to their shareholding in the Company (in case Shares would have been transferred to the Beneficiaries); whereas the Company in case of a distributable remainder in its sole discretion may opt to provide the Beneficiaries with Shares in the Company rather than with cash amounts. A Beneficiary’s obligation to deposit the Exercise Price shall be subject to notification by the Company that a distributable remainder exists.

4.	Rights and restrictions attached to vested options

The Beneficiaries shall not be entitled to transfer vested options, except to individuals by way of inheritance or bequest. For the avoidance of doubt, Beneficiaries shall also not be entitled to transfer vested options by virtue of bilateral legal transactions causa mortis with or without consideration.

The Beneficiaries shall not be entitled to grant rights to, encumber or dispose of vested options in any other manner (in particular pledge, transfer by way of security or derivative transactions having the same commercial effect).

Options do not entitle the Beneficiary to exercise any shareholder rights. The Beneficiary may only exercise shareholder rights if and to the extent it holds Shares.

In the event of a Bankruptcy of a Beneficiary, the options not yet exercised by such Beneficiary shall automatically be forfeited.

Any options not exercised by the end of the Exercise Period shall automatically and finally lapse and be forfeited.

B.	Termination of Employment or Board Position

In case employment or board position of a Beneficiary is terminated, the following shall apply:

1.	Good Leaver Events

If a Beneficiary’s service or employment relationship ends during the term of the SOP due to (and each of the following a “Good Leaver Event”)

(i)	retirement due to age or permanent disability (Ausscheiden aufgrund Alters oder dauernder Arbeitsunfähigkeit);

(ii)	death;

(iii)	ordinary termination by maintaining the contractual or statutory periods and deadlines (ordentliche Kündigung) by the Company or the Beneficiary;

(iv)	justified premature resignation with immediate effect (berechtigter vorzeitiger Austritt);

(v)	unjustified discharge with immediate effect (ungerechtfertigte Entlassung);

(vi)	mutual termination (einvernehmliche Auflösung);

(vii)	expiry of a Managing Board or Supervisory Board mandate (Nichtverlängerung eines Mandats);

(viii)	premature revocation of a Managing Board or Supervisory Board mandate without good cause (Abberufung ohne wichtigen Grund); or

(ix)	resignation of a member of the Managing Board or Supervisor Board with good cause (Rücktritt aus wichtigem Grund);

all rights and entitlements under the SOP to the options which have not been vested upon the occurrence of a Good Leaver Event shall be automatically forfeited. Options eligible to be vested to a Beneficiary in a fiscal year which are not actually vested in respect of such Beneficiary in that fiscal year shall not be available to that Beneficiary at any other time.

Beneficiaries with options vested but not exercised at the time of a Good Leaver Event shall retain such options and be entitled to exercise such options according to the provisions set forth herein.

2.	Bad Leaver Events

If a Beneficiary’s service or employment relationship with the Company ends during the term of the SOP due to an event other than a Good Leaver Event (a “Bad Leaver Event”), all options of the Beneficiary vested but not exercised at the time a Bad Leaver Event occurs shall forfeit. The revocation of a member of the Managing Board pursuant to a vote of non confidence by the General Assembly shall not constitute a Bad Leaver Event as long as no reason for justified dismissal is set by the Beneficiary.

The Supervisory Board may within its discretion decide whether to grant to a Beneficiary advantages as from a Good Leaver event even though the end of a Beneficiary’s service or employment relationship constitutes a Bad Leaver Event as described in B.2. In case the Beneficiary concerned functions as a member of the Supervisory Board, the shareholders shall decide on the advantages granted to the Beneficiary as set forth above.

3.	Exercised options

The termination of a service or an employment relationship with the Company shall have no effect on options that were exercised prior to the date of a declaration of termination of employment or board position.

4.	Accelerated Vesting

In case a Liquidation Event occurs, 50% of the remaining options not yet vested with a Beneficiary at this point in time, shall vest with the Beneficiaries with immediate effect.

In case of unjustified termination of the Beneficiary by the Company or justified premature termination of employment by the Beneficiary (e.g. due to reduction in compensation, diminution of job responsibilities, permanent relocation of more than 50 kilometers) within one year after such Liquidation Event occurred, all remaining options of a Beneficiary not yet vested at this point in time shall vest with the Beneficiary with immediate effect.

The exercise of options vested pursuant to II.B.4 shall be subject to the provisions herein and in particular in II.A.3 except that the exercise period as defined under II.A.3. shall not apply.

C.	Duration, Expiry, Amendments to and Termination of the Stock Option Plan

1.	Duration and Expiry

The Stock Option Plan shall become effective on 28 September 2007.

Beneficiaries shall have the right to exercise vested (but non-exercised) options until 27 September 2017. Thereupon, the Stock Option Plan shall expire and all rights of the Beneficiaries under the Stock Option Plan shall terminate, in particular the right to exercise vested but non-exercised options.

2.	Termination

The Company may terminate the SOP in relation to a Beneficiary for good cause if that Beneficiary breaches significant statutory or contractual obligations in connection with its service or employment relationship with the Company. Such good cause shall be a reason pursuant to sec 75 Austrian Stock Company Act (Aktiengesetz) for members of the Managing Board and the Supervisory Board of the Company and pursuant to sec 27 Austrian Employees Act (Angestelltengesetz) for employees of the Company whereby the revocation of a member of the Managing Board pursuant to a vote of non confidence by the General Assembly shall not constitute such good cause in the meaning of this paragraph as long as no reason for justified dismissal is set by the Beneficiary. To the extent the members of the Managing Board are affected, the Supervisory Board shall exercise such termination right. To the extent members of the Supervisory Board are affected, the Company’s shareholders shall be competent to resolve upon such termination by simple majority.

D.	Future participants

The Managing Board may at its sole discretion decide on the conditions for the inclusion of future participants other than those listed in Annex ./2 including but not limited to employees of the Company in accordance with the terms of this Stock Option Plan (“Future Participants”). The Supervisory Board shall have such right of decision in relation to Future Participants which are members of the Managing Board. The shareholders shall have such right of decision in relation to Future Participants which are members of the Supervisory Board.

E.	Risks

Neither the Company nor any shareholder of the Company (or any of their officers, employees or consultants)

(i)	assumes any responsibility or liability for the development of the value of the market price of the Shares;

(ii)	warrant, assure or guarantee any increase in value of the Shares, in particular it is neither warranted, assured or guaranteed that a Beneficiary will be able to sell his participation in the Company with a profit in the future nor that no loss will be incurred;

(iii)	warrant, assure or guarantee a profit of a Beneficiary from this Stock Option Plan.

Each Beneficiary declares with his participation in the SOP that the participation is voluntary. Each Beneficiary is aware of the fact that he alone bears the risk of a decrease in or total loss of value of his investments. Each Beneficiary accepts the offer to participate in the Stock Option Plan at his own risk and assumes any liability relating thereto.

Each Beneficiary is responsible for obtaining legal and tax advice before participating in the SOP and for evaluating the tax effects connected with the Stock Option Plan. Each Beneficiary accepts and declares that he has not been advised by or on behalf of the Company with respect to his participation in the Stock Option Plan (in particular regarding legal and tax issues of the participation).

The Company declares to undertake the best efforts for a risk minimal and tax efficient settlement of this SOP.

F.	Miscellaneous

1.	Stock Adjustments

If, during the term of the SOP, changes to the capital of the Company or restructuring measures have an effect on the capital of the Company, such as a stock split or reverse split of stocks, (together “Stock Adjustments”) which result in a change in the value of the options, the Company is entitled to adjust the price or the amount of the options respectively, to the extent necessary to compensate changes in value (but not a dilution of shareholding) resulting from any Stock Adjustments. For the avoidance of doubt, this Clause shall not apply to measures, such as future financing rounds, in which new shareholders of the Company are introduced.

The Supervisory Board decides on an adjustment based on a proposal by the Managing Board. After execution of the Stock Adjustments the total value of the granted options shall equal the total value of the options before execution of such Stock Adjustments. The Company will inform the Beneficiaries about the Stock Adjustment and the effective date of the Stock Adjustment.

2.	No business practice (“Betriebliche Übung”)

The granting of options and the implementation of the SOP is the free and discretionary choice of the Company, constitutes a voluntary benefit and shall not give rise to any legal claim by a Beneficiary for the future, not even in the case of repeated granting.

Beneficiaries of the SOP do not have a right for the introduction of another option plan or any vesting of options in addition to those under the Stock Option Plan, even if the Company implements any other option plan or vests further options under any other option plan.

Vested options under this Stock Option Plan do not affect the calculation of severance, premiums, royalties, pension plans or any other remuneration of the Beneficiary.

3.	Taxes, duties and social contributions

All taxes, social contributions, further duties and costs accrued by the Beneficiary in connection with its participation in the SOP or due to the distribution of profits shall be borne by each Beneficiary. Each Beneficiary is obliged to pay taxes relating to the respective options granted/exercised under the SOP to the competent tax authorities, also in the course of tax audits or any other procedures. Each Beneficiary shall fully indemnify the Company in respect of all such liabilities and obligations against tax authorities.

The employer of the Beneficiary is entitled, if required by statutory law, to withhold wage tax or any other taxes or duties or social contributions to be paid by the Beneficiary. This applies even after termination of the employment of a Beneficiary with the Company, if the vested options granted are non-lapsable but not yet exercisable. The Company is entitled to demand the full cooperation of the Beneficiary even after his leave with respect to the withholding of taxes, social contributions, other duties and costs in connection with this Stock Option Plan. The Beneficiary undertakes to co-operate.

Withholdings mentioned above do not release the Beneficiary from his responsibility and obligation to pay all taxes, social contributions, further duties and costs being due and accruing in connection with his participation in the SOP or in connection with the distribution of profits.

4.	Notices

Notifications to the Company with respect to the terms of the Stock Option Plan shall only be made to:

Nabriva Therapeutics AG

Corporate Human Resources

fax:	+43 1 866 59 785
email:	ralf.schmid@nabriva.com

Notifications by the Company of the Beneficiary relating to the SOP shall be made in writing (including email or fax) to each Beneficiary to the respective Beneficiary’s address last disclosed to the Company.

5.	Saving provisions

If any provision of this SOP in full or in part is or becomes invalid, this shall not affect the validity of all other provisions or the valid part of an invalid provision. To the extent legally possible, an agreement shall be made replacing the invalid provision by a provision which best meets the intent of the terms of the SOP. The same applies to loopholes of the terms of the SOP, which may arise in the course of implementation of the terms of the SOP.

6.	English Version

This SOP is concluded in a German and English version. For disputes pursuant to this SOP, the English version shall prevail.

7.	Governing law and jurisdiction

The terms of the SOP, its interpretation and all rights and obligations arising there from shall be governed by Austrian law, except for international private law and the UN Convention on Contracts for the International Sales of Goods. The courts of Vienna, Austria, shall, to the extent legally possible, have exclusive jurisdiction regarding all claims in connection with the SOP and the terms of the SOP.

Annex:

./1	Definitions

./2	List of eligible options per Beneficiary

./3	Accession Statement

./4	Exercise Notice

Annex ./1

I. Definitions

Bad Leaver Event	has the meaning ascribed thereto in Clause II.C.2 (“Bad Leaver Events”).

Bankruptcy	means the initiation of bankruptcy proceedings in regard to the assets of a Beneficiary, the dismissal of an application for bankruptcy due to a lack of assets or the initiation of private bankruptcy proceedings pursuant to secs. 181 et seq. of the Austrian Bankruptcy Code (“KO”) or any equivalent rule in any other relevant jurisdiction.

Beneficiaries	are all employees ( for the avoidance of doubt including members of the Managing Board) being employed with the Company for an indefinite period of time at 28 September 2007 and selected members of the Supervisory Board of the Company and further participants (see below Annex ./2) subject to the provisions as set forth herein under this SOP.

Company	Nabriva Therapeutics AG and its legal successors.

Date of Participation	means the date of entry of Beneficiaries in this SOP.

Exercise Notice	has the meaning ascribed thereto in Clause II.A.3 (“Exercising vested options”).

Exercise Period	has the meaning ascribed thereto in Clause II.A.3 (“Exercising vested options”).

Exercise Price	has the meaning ascribed thereto in Clause II.A.2 (“Exercise Price”).

Exercise Price Date	has the meaning ascribed thereto in Clause II.A.2 (“Exercise Price”).

Expert Evaluator	has the meaning ascribed thereto in Clause II.A.2 (“Exercise Price”).

Future Participants:	has the meaning ascribed thereto in Clause II.D. (“Future Participants”).

Good Leaver Event	has the meaning ascribed thereto in Clause II.C.1 (“Good Leaver Events”).

Liquidation Event	means (i) an exclusive license of or the sale or other disposal of 50 % or more of the assets of the Company, (ii) a sale or other disposal (for the avoidance of doubt, the term disposal shall not include a pledge) of 50 % or more of the shares of the Company, (iii) a merger of the Company with any third party, or (iv) a consolidation, liquidation, winding up or any other form of a dissolution of the Company.

Managing Board	means the managing board (Vorstand) of the Company.

Maternity Leave Employees	has the meaning ascribed thereto in Clause II.A (“Options”).

Overall Number of Options	has the meaning ascribed thereto in Clause II.A (“Options”).

Qualified Beneficiary	has the meaning ascribed thereto in Clause II.A (“Options”).

Qualified Public Offering	means a qualified public offering of the shares of the Company at a fully diluted pre-money valuation of at least EUR 120 million with gross proceeds to the Company of not less than EUR 40 million.

Shares	means the common shares of the Company issued from time to time and each a “Share”.

SOP	has the meaning ascribed thereto in Clause I (“Introduction”).

Stock Option Plan	has the meaning ascribed thereto in Clause I (“Introduction”).

Supervisory Board	means the supervisory board (Aufsichtsrat) of the Company.

Vesting Period	has the meaning ascribed thereto in Clause II.A.1 (“Vesting”).

Annex ./2

Eligible Options per Beneficiary

Annex:

./	Option Distribution Table

Annex ./3

Form of Accession Statement

To:

Ms / Mr [●],

[address]

REF: SOP / Accession Statement

Dear Ms / Mr [●],

You will participate in this SOP with effect as of [●] (Participation Date).

As Participant in the SOP you will be vested options to acquire shares in the Company pursuant to this SOP in the amounts as set forth in the Vesting Table attached.

Nabriva Therapeutics Forschungs AG:

DATE:

PARTICIPANT:

DATE:

Annex:

./	Vesting Table

Annex ./4

Form of Exercise Notice

To: Nabriva Therapeutics Forschungs AG

Corporate Human Resources

REF: SOP / Exercise Notice

Dear Sirs,

I am a participant in the SOP. Capitalized terms not otherwise defined herein shall have the meaning assigned to such term in the SOP. This is an Exercise Notice.

I hereby irrevocably declare to exercise [●] vested options granted to me [on ●]

☐	When exercising above number of options, I wish to acquire [●] Shares as determined in the vesting table attached to my Accession Statement at the Exercise Price per Share. Such Shares shall be delivered to my securities account no. [●] with [●] against (i) signing by me of the subscription declaration required pursuant to § 165 Austrian Stock Corporation Act and (ii) payment in cash by me of the Exercise Price for each Share. I acknowledge that my employer will withhold taxes, duties or social contributions, if any, as applicable before determining the number of Shares to be delivered.

☐	Whereas in the case of a Liquidation Event, (i) I acknowledge that in case of a distributable remainder the Company – in consideration of the Exercise Price – in its sole discretion may opt to provide me with Shares in the Company rather than with the cash amounts attributable to me according to the SOP, (ii) I shall deposit the Exercise Price only upon notification by the Company that a distributable remainder exists, (iii) upon such notification, I shall deposit the Exercise Price within seven (7) business days.

I acknowledge that options have not been granted as remuneration or as a bonus for job performance but rather as a voluntary benefit to encourage motivation and solidarity with the Company and that I have no entitlement to any future comparable benefits.

NAME:
DATE:

ADDENDUM

with regard to the

Nabriva Therapeutics AG’s

Stock Option Plan

dated 12 September 2007

PREAMBLE

WHEREAS, on 12 September 2007 the Managing Board and the Supervisory Board of Nabriva Therapeutics AG (Nabriva or the Company) resolved to implement a stock option plan for all employees being employed by the Company for an indefinite period of time at 28 September 2007 and selected members of the Supervisory Board of the Company and further participants (the Beneficiaries), a copy of which is attached hereto as Schedule 1 (the Stock Option Plan or SOP);

WHEREAS, on 17 September 2009 the shareholders of the Company resolved to amend the SOP and thus, the Company is interested in amending the Stock Option Plan according to such shareholders’ resolution through this addendum to the SOP (the Addendum).

1.	INTERPRETATION

1.1	Definitions

Unless explicitly stated otherwise herein, all capitalized terms used in this Addendum shall have the meaning assigned to them in the SOP.

1.2	Supplemental

Except as explicitly provided herein, the SOP shall remain in full force and effect, and this Addendum and the SOP shall be read and construed as one document.

2.	AMENDMENTS TO THE SOP

Section II. A. 3. of the SOP is replaced so that it reads as follows:

“Exercising vested options

The exercise of a vested option is only permissible in case of a Liquidation Event or a Qualified Public Offering. The Beneficiaries are entitled to exercise the vested options from 28 September 2007 until 27 September 2017 (the Exercise Period). Save for the case of a Liquidation Event the Beneficiaries are entitled to exercise vested options exclusively within a period commencing the day after the Company’s annual general meeting and ending six weeks after that day.

In order to exercise a vested option, the Beneficiary must notify the Company by submitting an exercise notice to the Company in the form of Annex ./4 (Exercise Notice) one week prior to the date he wishes to exercise the option as specified in the Exercise Notice.

In case of a Qualified Public Offering, the transfer of the shares to the Beneficiaries due to the exercise of options under this SOP is effected only upon completion of the Qualified Public Offering.

In case of a Liquidation Event, the Beneficiaries will – following their exercise of options – only receive a portion of the remainder, if any, of the proceeds from such

Liquidation Event after satisfaction of the holders of certain preferred shares pursuant to liquidation preference agreements as in force at the date of exercise of options, whereas the Beneficiaries will participate in such remainder, if any, pro rata corresponding to their shareholding in the Company (in case Shares would have been transferred to the Beneficiaries); whereas the Company in case of a distributable remainder in its sole discretion may opt to provide the Beneficiaries with Shares in the Company rather than with cash amounts. A Beneficiary’s obligation to deposit the Exercise Price shall be subject to notification by the Company that a distributable remainder exists.

Notwithstanding the foregoing, the executives listed in Schedule ./2 hereto of the Company shall be entitled to exercise their respective vested option at any time prior to 31 December 2009 by giving an Exercise Notice regardless of whether a Liquidation Event or a Qualified Public Offering has occurred (the Preferred Vested Option Right). In case such Preferred Vested Option Right is exercised, such executive’s receipt of the Shares shall be subject to the executive’s accession to the Shareholders Agreement, then in force, entered into between the shareholders of the Company, and thus, the executive shall become a Party thereto with all rights and obligations entailed therein. Such Preferred Vested Option Right is granted to the above-mentioned executives only because of their valuable contribution and commitment to the Company and as an additional incentive to further enhance the forthcoming the business thereof.”

Schedule ./2

Beneficiaries - Preferred Vested Option Right
Dr. Rodger Novak - Leberstrasse 20, A-1110 Wien - geb. 22.06.1967 - Mitglied des Vorstandes
Ralf Schmid - Leberstrasse 20, A-1110 Wien - geb. 12.04.1967 - Mitglied des Vorstandes
Dr. William Prince - Leberstrasse 20, A-1110 Wien - geb. 06.01.1946 - Mitglied des Vorstandes

SECOND ADDENDUM

with regard to the

Nabriva Therapeutics AG’s

Stock Option Plan

dated 12 September 2007

PREAMBLE

WHEREAS, on 12 September 2007 the Managing Board and the Supervisory Board of Nabriva Therapeutics AG (Nabriva or the Company) resolved to implement a stock option plan for all employees being employed by the Company for an indefinite period of time at 28 September 2007 and selected members of the Supervisory Board of the Company and further participants (the Beneficiaries), a copy of which is attached hereto as Schedule 1 (the Stock Option Plan or SOP);

WHEREAS, on 17 September 2009 the shareholders of the Company resolved to amend the SOP and thus, the Stock Option Plan was amended through the Addendum to the SOP dated 12 September 2007 regarding the implementation of preferred vested option rights for selected executives, a copy of which is attached hereto as Schedule 2 (the First Addendum).

WHEREAS, on 7 May 2010 the shareholders of the Company resolved to further amend the SOP according to the shareholders’ resolution through this second addendum to the SOP (the Second Addendum).

1.	INTERPRETATION

1.1	Definitions

Unless explicitly stated otherwise herein, all capitalized terms used in this Second Addendum shall have the meaning assigned to them in the SOP.

1.2	Supplemental

Except as explicitly provided herein, the SOP and the First Addendum shall remain in full force and effect, and the First Addendum, this Second Addendum and the SOP shall be read and construed as one document.

2.	AMENDMENTS TO THE SOP

Section II. A.1 (“Vesting”) and A.3 (“Exercising vested options”) of the SOP is replaced so that it reads as follows:

“1. Vesting

The period in which granted options are vested in accordance with the SOP (“Vesting Period”) shall be four years. The Vesting Period shall commence on the date of participation of the Beneficiaries in this SOP (“Date of Participation”) as set out in Annex ./3 hereto, but in any event not before 28 September 2007. The total number of granted options eligible to be vested per Beneficiary is set out in Annex ./2 hereto.

(i) Year 1

On the last day of the last calendar month of the first year of the Vesting Period following the Date of Participation, 25 % of the options eligible to be vested per Beneficiary shall be vested automatically with that Beneficiary.

(ii) Year 2

On the last day of the last calendar month of the second year of the Vesting Period following the Date of Participation, 25 % of the options eligible to be vested per Beneficiary shall be vested automatically with that Beneficiary.

(iii) Year 3 and Year 4

During the third and fourth year of the Vesting Period following the Date of Participation, the remaining 50 % of the options eligible to be vested per Beneficiary shall be vested with that Beneficiary on a monthly pro rata basis (i.e. 2.083 % per month). Options eligible to be vested for any given month in years three and four of the Vesting Period will be vested automatically on the last day of each calendar month.

Notwithstanding the above, regarding all Beneficiaries that have worked for the Company prior to their Date of Participation in the SOP, (i) 25 % of the options eligible to be vested per Beneficiary shall be vested automatically on the last day of the month marking the (first) anniversary of their employment with the Company following their Date of Participation and (ii) 25 % of the options eligible to be vested per Beneficiary shall be vested automatically on the last day of the month marking the following next anniversary of their employment with the Company. The remaining 50 % of the options shall be vested with that Beneficiary on a monthly pro rata basis (i.e. 2.083 % per month) as set forth in (iii) above.

Certain Beneficiaries that have worked for the Company for a minimum period of at least one year prior to their Date of Participation in the SOP (the “Qualified Beneficiaries”) shall be vested 25 % of the options eligible to be vested per Beneficiary under the SOP as set forth in Annex ./2 and ./3 immediately on the Date of Participation of the Qualified Beneficiaries. 25 % of the options eligible to be vested shall be vested on the last day of the month marking the anniversary of their employment with the Company following their Date of Participation, whereas anniversary of their employment with the Company always means February 1 if the Qualified Beneficiary started working for the Company before 1 February 2006. The remaining 50 % of the options shall be vested with that Beneficiary on a monthly pro rata basis (i.e. 2.083 % per month) as set forth in (iii) above.

The Company believes this will further enhance the Qualified Beneficiaries’ motivation and solidarity with Nabriva.

Options shall be vested to Beneficiaries taking maternity leave (“Maternity Leave Employees”) in accordance with this Clause II.A. 1, provided that (i) options shall not be vested during the time the Maternity Leave Employee is on maternity leave and (ii) options shall only be vested when the Maternity Leave Employee has worked for Nabriva for a continuous period (such period calculated from the first day the Maternity Leave Employee resumes work after maternity leave) of at least (x) 12 months or (y) 1 month if the Maternity Leave Employee is participating in the third or fourth year of the Vesting Period pursuant to item (iii) in this Clause.

For the avoidance of doubt, options vested prior to the Maternity Leave Employee having taken maternity leave shall not be forfeited.

Notwithstanding the foregoing, the first 25% of the options eligible to be vested with the beneficiary listed in Schedule 3 after the second year in accordance with (i) above shall be vested automatically with that beneficiary listed in Schedule 3 on 7 May 2010.”

“3. Exercising vested options

The exercise of a vested option is only permissible in case of a Liquidation Event or a Qualified Public Offering. The Beneficiaries are entitled to exercise the vested options from 28 September 2007 until 27 September 2017 (the Exercise Period). Save for the case of a Liquidation Event the Beneficiaries are entitled to exercise vested options exclusively within a period commencing the day after the Company’s annual general meeting and ending six weeks after that day.

In order to exercise a vested option, the Beneficiary must notify the Company by submitting an exercise notice to the Company in the form of Annex ./4 (Exercise Notice) one week prior to the date he wishes to exercise the option as specified in the Exercise Notice.

In case of a Qualified Public Offering, the transfer of the shares to the Beneficiaries due to the exercise of options under this SOP is effected only upon completion of the Qualified Public Offering.

In case of a Liquidation Event, the Beneficiaries will – following their exercise of options – only receive a portion of the remainder, if any, of the proceeds from such Liquidation Event after satisfaction of the holders of certain preferred shares pursuant to liquidation preference agreements as in force at the date of exercise of options, whereas the Beneficiaries will participate in such remainder, if any, pro rata corresponding to their shareholding in the Company (in case Shares would have been transferred to the Beneficiaries); whereas the Company in case of a distributable remainder in its sole discretion may opt to provide the Beneficiaries with Shares in the Company rather than with cash amounts. A Beneficiary’s obligation to deposit the Exercise Price shall be subject to notification by the Company that a distributable remainder exists.

Notwithstanding the foregoing, the executives listed in Schedule 2 hereto shall be entitled to exercise their respective vested option at any time prior to 31 December 2009 by giving an Exercise Notice regardless of whether a Liquidation Event or a Qualified Public Offering has occurred. Furthermore, the executive listed in Schedule 3 hereto shall be entitled to exercise his Preferred Vested Option Right at any time after the resolution of the shareholders dated 7 May 2010 but prior to 31 December 2010] by giving an Exercise Notice regardless of whether a Liquidation Event or a Qualified Public Offering has occurred (each a Preferred Vested Option Right).

In case such Preferred Vested Option Right is exercised, such executive’s receipt of the Shares shall be subject to the executive’s accession to the Shareholders Agreement, then in force, entered into between the shareholders of the Company, and thus, the executive shall become a Party thereto with all rights and obligations entailed therein. The Preferred Vested Option Rights are granted to the abovementioned executives only because of their valuable contribution and commitment to the Company and as an additional incentive to further enhance the forthcoming the business thereof.”

Schedule ./2

Beneficiaries - Preferred Vested Option Right
Dr. Rodger Novak - Leberstrasse 20, A-1110 Wien - geb. 22.06.1967 - Mitglied des Vorstandes
Ralf Schmid - Leberstrasse 20, A-1110 Wien - geb. 12.04.1967 - Mitglied des Vorstandes
Dr. William Prince - Leberstrasse 20, A-1110 Wien - geb. 06.01.1946 - Mitglied des Vorstandes

Schedule ./3

Beneficiaries - Preferred Vested Option Right
Dr. William Prince - Leberstrasse 20, A-1110 Wien - geb. 06.01.1946 - Mitglied des Vorstandes

THIRD ADDENDUM

with regard to the

Nabriva Therapeutics AG’s

Stock Option Plan

dated 12 September 2007

PREAMBLE

WHEREAS, on 12 September 2007, the Management Board and the Supervisory Board of Nabriva Therapeutics AG (Nabriva or the Company) resolved to implement a stock option plan for all employees being employed by the Company for an indefinite period of time at 28 September 2007 and selected members of the Supervisory Board of the Company and further participants (the Beneficiaries), a copy of which is attached hereto as Schedule 1 (the Stock Option Plan or SOP);

WHEREAS, on 17 September 2009, the shareholders of the Company resolved to amend the SOP and thus, the SOP was amended through the Addendum to the SOP dated 12 September 2007 regarding the implementation of preferred vested option rights for selected executives, a copy of which is attached hereto as Schedule 2 (the First Addendum);

WHEREAS, on 7 May 2010, the shareholders of the Company resolved to further amend the SOP and thus, the SOP was amended through the Addendum to the SOP dated 12 September 2007 regarding the implementation of preferred vested option rights for selected executives, a copy of which is attached hereto as Schedule 3 (the Second Addendum);

WHEREAS, on 30 June 2015, the shareholders of the Company resolved to further amend the SOP according to the shareholder’s resolution through this third addendum to the SOP (the Third Addendum);

1.	INTERPRETATION

1.1	Definitions

Unless explicitly stated otherwise herein, all capitalized terms used in this Third Addendum shall have the meaning assigned to them in the SOP.

1.2	Supplemental

Except as explicitly provided herein, the SOP, the First Addendum and the Second Addendum shall remain in full force and effect, and the SOP, the First Addendum, the Second Addendum and this Third Addendum shall be read and construed as one document.

2.	AMENDMENTS TO THE SOP

2.1	Amendment to Section II. A.3

The first three paragraphs of Section II. A.3 (“Exercising vested options”) of the SOP, as amended by the First Addendum and further amended by the Second Addendum, shall be deleted and replaced in their entirety by the following:

The Beneficiaries are entitled to exercise the vested options from 28 September 2007 until 27 September 2017 (the Term). Unless otherwise specifically permitted in the Accession Statement as set forth in Annex ./3 or resolved upon by the Management Board with the approval of the Supervisory Board, the exercise of a vested option is only permissible in case of a Liquidation Event or following an initial public offering occurring during the Term, regardless of whether or not the Beneficiary is then providing services to the Company. In the case of a Liquidation Event occurring prior to an initial public offering of the Company, the Beneficiaries are entitled to exercise their vested options, taking into account any vesting acceleration provided for under II.B.4 hereof, within the six-week period commencing the day after notification of all Beneficiaries of the upcoming Liquidation Event; provided that, if the acquiring or succeeding corporation (or an affiliate thereof) assumes any options in the Liquidation Event, such assumed options may be exercised, to the extent vested, in accordance with their terms and II. B.4 hereof, at any time during the remainder of the Term while the Beneficiary is providing services to the acquiring or succeeding corporation (or an affiliate thereof) and within the three-month period following a termination of the Beneficiary’s services to such entity due to a Good Leaver Event. In the case of an initial public offering, the Beneficiaries are entitled to exercise their vested options at any time, following such offering, during the remainder of the Term. The period during which an option may be exercised is the Exercise Period.

In order to exercise a vested option, the Beneficiary must notify the Company by submitting an exercise notice to the Company in the form of Annex ./4 (the Exercise Notice) one week (or such shorter period as is permitted by the Company) prior to the date he wishes to exercise the option as specified in the Exercise Notice.

2.2	Amendment to Section II. B.4

The last paragraph of Section II. B.4 shall be deleted in its entirety.

2.3	Amendments to Annex ./1

(1)	The following new definition shall be added to Annex ./1 I. Definitions:

Term has the meaning ascribed thereto in Clause II.A.3 (“Exercising vested options”).

(2) The definition of “Qualified Public Offering” shall be deleted in its entirety from Annex ./1 I. Definitions. (For the avoidance of doubt, any remaining references to “Qualified Public Offering” in the SOP, or the First Addendum or Second Addendum thereto, shall be read to mean “initial public offering”.)